FOR IMMEDIATE RELEASE

Financial Institutions, Inc. Appoints Bruce W. Harting to Board of Directors

The financial services veteran brings deeps corporate development and financial experience to the growing community bank and its affiliates

WARSAW, N.Y. – August 22, 2022 – Financial Institutions, Inc. (NASDAQ:FISI) (the “Company” or “we”), parent company of Five Star Bank (the “Bank”), SDN Insurance Agency, LLC, Courier Capital, LLC and HNP Capital, LLC, today announced the appointment of Bruce W. Harting as a new independent member of its Board of Directors, effective immediately.

Mr. Harting, who most recently served as Team Chief Investment Officer, Private Wealth Advisor at Rockefeller Capital Management, has dedicated decades of service to his investment banking and equity research clients through many economic cycles during his career.

“We are very pleased to welcome Bruce Harting to the Boards of Directors of both Financial Institutions, Inc. and Five Star Bank,” said Susan R. Holliday, Chair of the Boards of Directors of the Company and the Bank. “Bruce is a seasoned executive whose corporate development expertise, understanding of the financial markets and experience in the financial services industry will be highly valuable as we continue to execute on our long-term strategic plan and growth strategy.”

“Bruce’s exceptional skill set and deep experience broaden the scope of our diverse and talented Board of Directors,” said Martin K. Birmingham, President and CEO of the Company and the Bank. “For more than 35 years, he has been a leader in the financial services industry, as both a sell side research analyst and an investment banker. We are very fortunate to welcome him to our Board and look forward to his guidance and contributions as we continue to grow.”

Mr. Harting’s appointment increases the size of the Company’s Board to twelve members, eleven of whom are independent. He is the sixth board member added since 2016, consistent with the Company’s commitment to board refreshment. As a financial expertwith strong strategic development, leadership, regulated financial services industry, and risk oversight experience, Mr. Harting will serve on the Audit and Risk Oversight Committees.

Before joining Rockefeller Capital, Mr. Harting served as Managing Director and Head of North American Commercial Bank Coverage in the Investment Banking Group at Deutsche Bank. Previously, he served as Managing Director of Investment Banking at both Credit Suisse and Barclays Capital, covering banks and specialty financial companies. Mr. Harting spent the first 25 years of his career as an equity analyst at Barclays, Lehman Brothers, Salomon Brothers and Kidder Peabody. He was the #1 ranked equity research analyst covering specialty finance companies in the U.S. while at Lehman and Barclays.

A CFA® charterholder, Mr. Harting graduated from American University and received an M.A. degree in political science from the University of Pennsylvania.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiaries Five Star Bank, SDN Insurance Agency, LLC (“SDN”), Courier Capital, LLC (“Courier Capital”) and HNP Capital, LLC (“HNP Capital”). Five Star Bank provides a wide range of consumer and commercial banking and lending services to individuals, municipalities, and businesses through a network of more than 45 offices throughout Western and Central New York State and a commercial loan production office in Ellicott City (Baltimore), Maryland. SDN provides a broad range of insurance services to personal and business clients. Courier Capital and HNP Capital provide customized investment management, investment consulting and retirement plan services to individuals, businesses, institutions, foundations, and retirement plans. Financial Institutions, Inc. and its subsidiaries employ approximately 650 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at www.fiiwarsaw.com.

For additional information contact:

Kate Croft

(716) 817-5159

KLCroft@five-starbank.com

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